UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2024

CO-DIAGNOSTICS, INC.
(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Co-Diagnostics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on August 30, 2024 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the Company’s 2024 Annual Meeting of Shareholders held on August 29, 2024 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers (“Say-on-Pay votes”). Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

Consistent with the recommendation of the Company’s Board of Directors, a majority of the votes at the Annual Meeting were cast in favor of conducting advisory Say-on-Pay votes on an annual basis. The Company’s Board of Directors has considered these voting results and determined that the Company will conduct annual Say-on-Pay votes until the next shareholder advisory vote regarding the frequency of Say-on-Pay votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: November 8, 2024	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)